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                                                                    EXHIBIT 16.1


                                                                November 4, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  GeoTel Communications Corporation

Dear Sirs:


     We have reviewed a copy of Amendment No. 2 to the Registration Statement on Form S-1 dated November 5, 1996 of GeoTel Communications Corporation and are in agreement with the statements made by it therein in response to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended.


                                          Very truly yours,

                                          ARTHUR ANDERSEN LLP